FIRST SHARES BANCORP, INC.

Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies, in accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his or her capacity as an officer of First Shares Bancorp, Inc. (“First Shares”), that, to his or her knowledge:

(1)	the Quarterly Report of First Shares on Form 10-QSB for the period ended September 30, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of First Shares Bancorp, Inc.

Dated: November 14, 2003

/s/ Kimberly B. Kling
Kimberly B. Kling Secretary, Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)

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